                                                             EXHIBIT 10.3


                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT


                         Dated as of November 14, 1996


                                     Among


                              CARL L. VALDISERRI,

                              ROUGE STEEL COMPANY,

                                      and

                      WORTHINGTON INDUSTRIES, INCORPORATED

                               TABLE OF CONTENTS


                                                                                              Page
Section 1.  DEFINITIONS AND SCOPE OF AGREEMENT   . . . . . . . . . . . .  . . . . . . . . . .   1
         1.01 Certain Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.02 Scope of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Section 2.  STOCK HOLDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Section 3.  ACQUISITION OF VOTING STOCK; TRANSFERS BY MANAGEMENT INVESTOR . . . . . . . . . .   5
         3.01 Acquisition of Voting Stock . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.02 Transfers by Management Investor  . . . . . . . . . . . . . . . . . . . . . . .   5

Section 4.  DIRECTORS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.01 Voting of Management Investor . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.02 Voting of Worthington . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.03 Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.04 Competitors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Section 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . . . .   7
         5.01 Organization and Standing . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         5.02 Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         5.03 Due Authorization; Valid and Binding Agreement  . . . . . . . . . . . . . . . .   7
         5.04 Governmental Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.05 Compliance with Other Instruments . . . . . . . . . . . . . . . . . . . . . . .   8
         5.06 Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.07 Accurate and Complete Disclosure  . . . . . . . . . . . . . . . . . . . . . . .   8

Section 6.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS  . . . . . . . . . . . . . . . . .   8
         6.01 Representations of Worthington  . . . . . . . . . . . . . . . . . . . . . . . .   8
         6.02 Representations of Management Investor  . . . . . . . . . . . . . . . . . . . .   9

Section 7.  REPORTING AND INFORMATION REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . .   9
         7.01 Information Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

Section 8.  CORPORATE GOVERNANCE PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . .   9
         8.01 Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . .   9
         8.02 Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         8.03 Stockholder Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

Section 9.  REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         9.01 Requests for Registration . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         9.02 Registrations on Forms S-2 and S-3  . . . . . . . . . . . . . . . . . . . . . .  10
         9.03 Company Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         9.04 Obligations of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         9.05 Furnish Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         9.06 Underwriting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         9.07 Delay of Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12



                                                                                                 Page
         9.08 Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         9.09 Reports Under Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         9.10 Certain Limitations in Connection with Future Grants of Registration Rights . . .   14
         9.11 Market Stand-Off Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

Section 10.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         10.1 Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         10.2 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         10.3 Successors, Assigns and Transferees . . . . . . . . . . . . . . . . . . . . . . .   15
         10.4 Automatic Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         10.5 Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         10.6 Opinion of Counsel; Conditions of Transfer  . . . . . . . . . . . . . . . . . . .   16
         10.7 No Waiver; Remedies Cumulative; Specific Performance  . . . . . . . . . . . . . .   16
         10.8 Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         10.9 Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . .   16
         10.10   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         10.11   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         10.12   Prior Understandings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         10.13   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         10.14   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         10.15   Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
         10.16   Jurisdiction; Service of Process; Waiver of Jury Trial; etc. . . . . . . . . .   17

Exhibit A ----   Restated Certificate of Incorporation
Exhibit B ----   Subscriptions, Options, Calls, etc.
Exhibit C ----   Proposed Restated Certificate of Incorporation
Exhibit D ----   Board of Directors
Exhibit E ----   Joinder Agreement

        This Amended and Restated Stockholders Agreement made as of the 14th day of November, 1996 amends and restates the Amended and Restated Stockholders Agreement (the "1994 Agreement") made as of the 28th day of February, 1994 by and among Rouge Steel Company, a Delaware corporation (the "Company"), Carl L. Valdiserri (the "Management Investor"), Worthington Industries, Incorporated, an Ohio corporation (together with its successors, "Worthington") and Chase Manhattan Capital Corporation, a Delaware corporation ("CMCC").

        WHEREAS, CMCC is no longer a stockholder of the Company;

        WHEREAS, the Company has filed a registration statement on Form S-3 (Registration No. 333-16183) under the Securities Act in connection with the sale of certain shares of its Class A Common Stock owned by Worthington to the public pursuant to the terms of the __% Exchangeable Notes due ___________, 1999 (the "DECS") of Worthington;

        WHEREAS, the parties hereto desire to amend and restate their respective rights and obligations in view of the DECS and other changed circumstances;

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

        Section 1.  DEFINITIONS AND SCOPE OF AGREEMENT.

        1.01 Certain Defined Terms. Capitalized terms used in this Agreement and defined in the recitals to this Agreement shall have the respective meanings given to such terms in such recitals. In addition, as used herein, the following terms shall have the following respective meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

        "Affiliate" shall mean, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person, and if such Person is an individual, any member of the immediate family (including parents, siblings, spouse and children, whether by birth or by adoption) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

        "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City, New York.

        "Chief Executive Officer" of any Person shall mean the senior Executive Officer of such Person who is primarily responsible for the overall policies and practices of such Person.

        "Class A Common Stock" shall mean the Company's Class A Common Stock, par value $.01 per share.

        "Class B Common Stock" shall mean the Company's Class B Common Stock, par value $.01 per share.

        "Class I Director," "Class II Director" and "Class III Director" shall have the meanings set forth in the Company's Restated Certificate of Incorporation.

        "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock.

        "Competitor" means any Person (other than Worthington and its Affiliates as of the date of this Agreement) that competes with the Company in primary steel making or any 5% or greater stockholder or owner of such Person (other than Worthington and its Affiliates as of the date of this Agreement) that competes with the Company in primary steel making. For the purposes of this definition, any Person owned 50% or more by Worthington and its Affiliates shall be deemed an Affiliate of Worthington.

        "Credit Agreement" shall mean that certain credit agreement by and among the Company, the banks named therein and The Chase Manhattan Bank, N.A., as administrative agent.

        "Designated Transferee" shall mean (a) for Worthington, any transferee of any capital stock of the Company who is an Affiliate of Worthington and (b) for the Management Investor, (i) members of his immediate family, (ii) any one or more charitable trusts or other trusts which are established in connection with the estate planning of the Management Investor or in connection with the Management Investor's estate, in each case where the beneficiaries of such trusts are the beneficiaries of the Management Investor's estate, (iii) any one or more trusts for the sole benefit of the Management Investor or one or more of the Persons referred to in clause (i) of this definition, (iv) any corporation all of whose issued and outstanding voting capital stock is held legally and beneficially and of record by the Management Investor or his Designated Transferee; provided, that in each case the Management Investor retains sole voting power with respect to the Class B Common Stock held by any person or entity referred to in clause (b)(i), (b)(ii), (b)(iii) or (b)(iv); and (v) his estate.

        "Disinterested Director" means any member of the Board of Directors of the Company who (1) is unaffiliated with, and not a nominee of, Worthington or the Management Investor and (2) is not an employee of the Company or Worthington.

        "Effective Date" shall mean the date of this Agreement.

        "Equity Holdings" shall mean, as to any Stockholder, the percentage of the total number of issued and outstanding shares of Common Stock held by such Stockholder.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, together with any successor statutes.

        "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

        "Group" shall have the meaning given to such term in Section 13 of the Exchange Act.

        "Issued Securities" shall mean the shares of Class A Common Stock and Class B Common Stock issued to the Stockholders and outstanding on the Effective Date.

        "Joint Venture" shall mean Double Eagle Steel Coating Company, a Michigan general partnership.

        "Lien" shall mean, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset or property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset or property.

        "Management Investor Minimum Investment" means Equity Holdings of at least 27%.

        "Original Stockholders" shall mean the Management Investor and Worthington.

        "Percentage Limitation" has the meaning set forth in Section 3.01.

        "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, incorporated organization or government (or any agency, instrumentality or political subdivision thereof).

        "register," "registered" and "registration," when used with respect to the capital stock of the Company, shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement by the SEC.

        "Registrable Securities" shall mean (a) Issued Securities and (b) any securities of the Company issued as a dividend on or other distribution with respect to any Issued Securities; provided that, as to any Registrable Securities, such Registrable Securities cease to be "Registrable Securities" for the purposes of this Agreement when they have been Transferred other than to Designated Transferees.

        "Requisite Stockholders" shall mean Stockholder(s) requesting the registration of Registrable Securities representing not less than 10% of the number of all Registrable Securities issued and outstanding at such time.

        "Restricted Period" has the meaning set forth in Section 3.02.

        "Rule 144" shall mean, as of any date, Rule 144 or any successor or similar rule then in force promulgated by the SEC under the Securities Act.

        "SEC" shall mean the Securities and Exchange Commission and any successor agency responsible for the administration and enforcement of the Securities Act and the Exchange Act.

        "Securities Act" shall mean the Securities Act of 1933, as amended and in effect from time to time, together with any successor statutes.

        "Shelf Registration" shall have the meaning given to such term in
Section 11.04 hereof.

        "Short-Form Registrant" shall have the meaning given to such term in
Section 11.02(a) hereof.

        "Stockholders" shall mean the Original Stockholders and any of their respective Designated Transferees.

        "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which such Person or one or more of its Subsidiaries has, directly or indirectly, Voting Control. Notwithstanding anything in this definition to the contrary, the Joint Venture shall, for the purposes of this Agreement, be a Subsidiary of the Company.

        "Transfer" shall mean the conveyance, sale, lease, assignment, granting of any Lien on or other transfer or disposition of any shares of capital stock of the Company (or any legal or beneficial interest therein); provided, however, that a pledge of capital stock shall not be deemed a "Transfer" hereunder if the pledgor retains beneficial ownership of the stock and the Management Investor retains sole voting power with respect to the stock, but any Transfer by the pledgee shall be deemed a Transfer within the meaning of this definition. Any shares of capital stock of the Company held by a Designated Transferee that ceases to meet the definition of Designated Transferee shall be deemed to be the subject of a Transfer within the meaning of this definition on the date such stockholder ceases to meet the definition of Designated Transferee. The terms "Transfer" and "Transferred" when used as verbs shall have correlative meanings.

        "Voting Control" shall mean, at any time, the ownership or control, whether direct or indirect, by one Person of outstanding shares of capital stock of another Person that, at such time, have by the terms thereof ordinary voting power to elect a majority of the members of the board of directors of such other Person (excluding voting power of the holders of preferred stock arising upon the occurrence of a contingency).

        "Voting Stock" means shares of stock of all classes and series of the Company entitled to vote generally in the election of directors.

        "Worthington Minimum Investment" means Equity Holdings of at least 18%.

        1.02 Scope of Agreement.

        (a) As of the Effective Date this Agreement shall supersede and amend and restate in its entirety the 1994 Agreement.

        (b) The parties acknowledge that prior to the Effective Date Worthington has exchanged 828,000 shares of Class B Common Stock for 828,000 shares of Class A Common Stock and has resigned its two seats on the Board.

        (c) The parties acknowledge that any Common Stock beneficially owned by Worthington but which is deliverable by Worthington in exchange for indebtedness in connection with the DECS shall, for purposes of this Agreement, be deemed to be owned by Worthington until such time, if any, that Worthington actually delivers such Common Stock in exchange for its indebtedness under the DECS or otherwise Transfers such shares to any Person other than a Designated Transferee.

        (d) All of the Common Stock beneficially owned by the Management Investor and his Designated Transferees and all of the Common Stock beneficially owned by Worthington and its Designated Transferees shall be the only Common Stock covered by this Agreement.

        Section 2. STOCK HOLDINGS. As of the Effective Date, each of Worthington and the Management Investor will own that number of shares of Class A Common Stock and Class B Common Stock set forth below opposite his or its name.

Original               Number of Shares of                  Number of Shares of
Stockholder            Class A Common Stock                 Class B Common Stock
-----------            --------------------                 --------------------
Management
Investor                    8,515                              7,390,400

Worthington             5,527,600                                472,000

        Section 3.  ACQUISITION OF VOTING STOCK; TRANSFERS BY  MANAGEMENT
INVESTOR.

        3.01 Acquisition of Voting Stock. During the term of this Agreement, Worthington, without the prior written consent of a majority of the Disinterested Directors specifically expressed in a resolution, will not acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, or form, join or in any way participate in a Group to acquire or agree to acquire, any shares of Voting Stock, or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any shares of Voting Stock, if, immediately after any such acquisition, the aggregate Equity Holdings of Worthington and its Affiliates or any group which it forms, joins or in any way participates in, would exceed 35% (the "Percentage Limitation"); provided, however, that notwithstanding anything to the contrary contained in this Agreement, the foregoing restriction shall not be deemed to be violated if the aggregate Equity Holdings of Worthington and its Affiliates are increased as a result of a recapitalization of the Company, a repurchase of securities by the Company or any other action taken by the Company; provided further, however, that if as a result of any such recapitalization, repurchase or other action, the aggregate Equity Holdings of Worthington and its Affiliates shall be increased to more than 35%, then the Percentage Limitation shall be increased to such percentage. For purposes of this Section 3.01, Worthington and the Management Investor shall not be deemed to constitute a Group.

        3.02 Transfers by Management Investor. Until the first anniversary of the date of this Agreement and during each year after such first anniversary (each such one-year period being referred to as a "Restricted Period"), the Management Investor and his Designated Transferees shall not Transfer, offer to Transfer or agree to Transfer more than 18% of the Equity Holdings of the Management Investor and his Designated Transferees during such Restricted Period unless the Management Investor gives written notice to Worthington of such Transfer, offer to Transfer or agreement to Transfer at least 30 days prior to such Transfer, offer to Transfer or agreement to Transfer. Notwithstanding the foregoing, the Management Investor shall not be required to give notice to Worthington with respect to the following:

        (i)         Transfers to Designated Transferees of the
Management Investor;

        (ii)        Transfers in connection with a public
offering, including pursuant to a registration statement on Form S-1, S-2 or S-3 (or any successor forms regardless of designation) filed with the SEC;

        (iii) Transfers pursuant to or in connection with a tender offer, exchange offer or similar transaction involving the Company; or

        (iv)        Transfers pursuant to a merger,
consolidation, sale of all or substantially all the assets of the Company or other business combination involving the Company.

         Section 4.  DIRECTORS OF THE COMPANY.

         4.01     Voting of Management Investor.

         (a) So long as Worthington, collectively with its Designated Transferees, owns at least the Worthington Minimum Investment, the Management Investor and his Designated Transferees shall vote all their shares of Voting Stock in favor of the election of two designees of Worthington (each of whom shall be an employee of Worthington or of an Affiliate of Worthington) as directors of the Company, one of whom shall be a Class I Director and one of whom shall be a Class III Director. So long as Worthington, collectively with its Designated Transferees, owns at least half the Worthington Minimum Investment, the Management Investor and his Designated Transferees shall vote all their shares of Voting Stock in favor of the election of one designee of Worthington (who shall be an employee of Worthington or of an Affiliate of Worthington) as a Class I Director of the Company. The designee(s) of Worthington shall serve until their successors are duly elected and qualified or until their earlier death, resignation or removal. In the event that any such designee shall cease to serve as a director for any reason (including, without limitation, the expiration of his term and his failure to be reelected), the Company, subject to the fiduciary duty of the Board of Directors of the Company, the Management Investor and his Designated Transferees shall use their best efforts to cause the vacancy resulting thereby to be filled by a designee of Worthington (who shall be an employee of Worthington or of an Affiliate of Worthington), and the Company shall not take any action to interfere with the fulfillment of such obligations by the Management Investor and his Designated Transferees with respect to such vacancy.

         (b) In the event Worthington provides notice to the Company that it will not name a designee as a director of the Company as provided under this Section 4.01, then such directorship shall be filled by a person selected in the same manner as the other directors of the Company, who are not designees of the Management Investor. The person elected as a director in lieu of a Worthington designee shall remain as a director until the expiration of his or her term or until earlier death, resignation or removal. In the event Worthington elects not to designate a director and a replacement is elected, Worthington may again exercise its right to name a designee to fill such directorship by giving written notice to the Company no later than January 31 of the year in which the replacement's term expires. In the event of the death, resignation or removal of the person serving as a director in a position previously held by a designee of Worthington, Worthington may, upon written notice to the Company given within 30 days after it receives notice of such event, designate a person to fill the vacancy so created.

         (c) Worthington agrees that its rights to name designees as directors of the Company shall be suspended for as long as any of the DECS are outstanding.

         4.02     Voting of Worthington.  So long as the Management
Investor owns at least the Management Investor Minimum Investment (including Common Stock held by Designated Transferees as to which the Management Investor retains sole voting power), Worthington and its Designated Transferees shall vote all their shares of Voting Stock in favor of the election of three designees of the Management Investor (each of whom shall be an employee of the Company) as directors of the Company, one of whom shall be a Class I Director, one of whom shall be a Class II Director and one of whom shall be a Class III Director. So long as the Management Investor owns at least two-thirds of the Management Investor Minimum Investment (including Common Stock held by Designated Transferees as to which the Management Investor retains sole voting power), Worthington and its Designated Transferees shall vote all its shares of Voting Stock in favor of the election of two designees of the Management Investor (each of whom shall be an employee of the Company) as directors of the Company, one of whom shall be a Class I Director and one of whom shall be a Class III Director. So long as the Management Investor owns at least one-third of the Management Investor Minimum Investment (including Common Stock held by Designated Transferees as to which the Management Investor retains sole voting power), Worthington and its Designated Transferees shall vote all their shares of Voting Stock in favor of the election of one designee of the Management Investor (who shall be an employee of the Company) as a Class III Director. The designee(s) of the Management Investor shall serve until their successors are duly elected and qualified or until their earlier death, resignation or removal. In the event that any such designee shall cease to serve as a director for any reason (including, without limitation, the expiration of his term and his failure to be reelected), the Company, subject to the fiduciary duty of the Board of Directors of the Company, Worthington and its Designated Transferee shall use their best efforts to cause the vacancy resulting thereby to be filled by a designee of the Management Investor (who shall be an employee of the Company), and the Company shall not take any action to interfere with the fulfillment of such obligation by Worthington and its Designated Transferees with respect to such vacancy.

         4.03 Information. The Company agrees that any designee(s) of the Management Investor or Worthington who are elected to serve on the Board of the Directors of the Company shall be furnished with all information generally provided to other members of the Board of the Directors of the Company, shall have full access to information regarding the Company on a basis equal to that of the other directors and shall be entitled to the same perquisites as the other directors, except for employees of the Company.

         4.04 Competitors. The parties agree that no designee to be nominated for election by the stockholders as a member of the Board of Directors shall be an officer, director or employee of a Competitor.

         Section 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Original Stockholder that:

         5.01 Organization and Standing. Each of the Company and its Subsidiary (i) is a corporation (or, in the case of the Joint Venture, a general partnership) duly organized, validly existing and in good standing under the laws of the jurisdiction of its state or organization or formation,
(ii) has the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposed to engage and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation (or, in the case of the Joint Venture, a foreign partnership) in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

         5.02 Capitalization. On the Effective Date hereof, (a) the authorized capital stock of the Company is fully described in its Restated Certificate of Incorporation, a true, correct and complete copy of which is attached as Exhibit A hereto and (b) except as set forth on Exhibit B hereto there are no outstanding subscriptions, options, warrants, calls, rights (including, without limitation, preemptive rights) or other agreements or commitments of any nature relating to any capital stock of the Company, except for the rights created by this Agreement.

         5.03 Due Authorization; Valid and Binding Agreement. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and for the authorization, issuance and delivery of the securities of the Company being sold concurrently herewith and subject to this Agreement has been taken prior to the execution and delivery hereof. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting creditor's rights or by general principles of equity limiting the availability of equitable remedies.

         5.04 Governmental Consents. All consents, approvals, orders of authorizations of, or registrations, qualifications, designations, declarations or filings with, any federal, state or local governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated hereby (assuming without independent investigation the accuracy of each Original Stockholder's representations in Section 6 hereof) have been obtained.

         5.05 Compliance with Other Instruments. The Company is not in violation of any provisions of its Restated Certificate of Incorporation or Amended and Restated By-Laws in effect on and as of the date hereof, or of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which any of its properties or assets is bound, or of any provision of any federal, state or local judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement will not result in any such violation or be in a conflict with or constitute a default under any such provision.

         5.06 Litigation. There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or any of its employees before any court or administrative agency (or any basis therefor known to the Company) seeking to enjoin the transactions contemplated by this Agreement.

         5.07 Accurate and Complete Disclosure. No representation or warranty made by the Company under this Agreement and no statement made by the Company in any financial statement, certificate, report, exhibit or other document furnished pursuant hereto, when taken together with all other statements, certificates, reports, exhibits and other documents so furnished, is knowingly false or misleading in any material respect (including, without limitation, by omission of material information necessary to make such representation, warranty or statement not misleading).

         Section 6.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.

         6.01 Representations of Worthington. Worthington hereby represents and warrants to the Management Investor and the Company as follows:

        (a) Due Authorization; Valid and Binding Agreement. All corporate action on the part of Worthington and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all its obligations under this Agreement have been taken prior to the execution and delivery hereof. This Agreement, when executed and delivered, shall constitute the legal, valid and binding obligation of Worthington enforceable against Worthington in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting creditors' rights or by general principles of equity limiting the availability of equitable remedies.

        (b) Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, declarations or filings with, any federal, state or local governmental authority on the part of Worthington required in connection with the consummation of the transactions contemplated hereby (assuming, without independent investigation, the accuracy of the Company's representations in Section 5 hereof and the accuracy of the Management Investor's representations in this Section 6) shall have been obtained.

        (c) No Conflicts. The execution, delivery and performance of this Agreement will not result in a violation of Worthington's charter documents or bylaws (or equivalent documents), as presently in effect or any provision of any federal, state or local judgment, writ, decree, order, statute, rule or governmental regulation applicable to Worthington.

        (d) No Litigation. There is no presently pending or, to the best knowledge of Worthington threatened action, suit, proceeding or investigation before any court or administrative agency (or any basis therefor known to Worthington) involving Worthington seeking to enjoin the transactions contemplated by this Agreement.

        6.02 Representations of Management Investor. The Management Investor hereby represents and warrants to Worthington and the Company that (i) this Agreement constitutes the legal, valid and binding obligation of the Management Investor enforceable against him in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting creditors' rights or by general principles of equity limiting the availability of equitable remedies and that the execution, delivery and performance of this Agreement will not conflict with or violate any agreement, instrument or contract to which he is a party or of any provision of any writ, decree, order, statute, rule or governmental regulation applicable to him; (ii) there is no presently pending or, to the best knowledge of the Management Investor threatened action, suit, proceeding or investigation before any court or administrative agency (or any basis therefor known to the Management Investor) involving the Management Investor seeking to enjoin the transactions contemplated by this Agreement; and (iii) all consents, approvals, orders or authorizations of or registrations, qualifications, designations, declarations or filings with, any federal, state or local governmental authority on the part of the Management Investor required in connection with the consummation of the transactions contemplated hereby (assuming without independent investigation the accuracy of the representations of the Company in Section 5 hereof and the accuracy of Worthington's representations in this Section 6) shall have been obtained.

        Section 7.  REPORTING AND INFORMATION REQUIREMENTS.

        7.01 Information Reporting. The Company will furnish to each Stockholder (so long as such Stockholder holds any Common Stock), as soon as publicly available, copies of all financial statements and information, reports, notices and proxy statements sent by the Company in a general mailing to all its stockholders or otherwise made publicly available and of all reports on Forms 10-Q, 8-K and 10-K filed by the Company under the Exchange Act. In addition, the Company shall furnish such additional financial statements and information as Worthington shall reasonably request for its financial reporting purposes.

        Section 8.  CORPORATE GOVERNANCE PROVISIONS.

        8.01 Certificate of Incorporation. Each Stockholder agrees to vote his or its shares of Voting Stock in favor of the adoption of the proposed Restated Certificate of Incorporation of the Company, in the form of Exhibit C hereto.

        8.02 Board of Directors. The present members of the Board of Directors are set forth on Exhibit D hereto.

        8.03 Stockholder Meetings. Each Stockholder hereby agrees to be present in Person or represented by proxy at all meetings of the stockholders of the Company so that all shares of Common

Stock then owned by such Stockholder may be counted for purposes of determining the presence of a quorum at such meetings.

        Section 9.  REGISTRATION RIGHTS.

        9.01     Requests for Registration.

        (a) If the Company shall, at any time, receive a request from Requisite Stockholders that the Company file a registration statement or similar document under the Securities Act, then the Company shall promptly (i) notify all other Stockholders of such request and (ii) use its best efforts to cause all Registrable Securities that all Stockholders, in such original request or by notice to the Company not later than 30 Business Days following the date on which the Company gives the notice required to be given by the Company under this Section 9.01(a), have requested to be so registered under the Securities Act to be so registered under the Securities Act.

        (b)      With respect to each registration pursuant to this Section
9.01 in which the expected aggregate purchase price to the public of all Registrable Securities to be sold pursuant to such registration equals or exceeds $5,000,000; the Company shall pay, and shall reimburse each holder of Registrable Securities whose Registrable Securities are included in such registration for paying, any expenses incurred in connection with such registration, including, without limitation, all registration, qualification, printing and accounting fees and all fees and disbursements of counsel for such holder and counsel for the Company, except that such holder shall pay all underwriting discounts and commissions applicable to its Registrable Securities included in such registration unless the Company pays any such discount or commissions applicable to securities included in such registration for any other stockholder of the Company.

        (c) The Company shall be obligated to effect only four registrations pursuant to this Section 9.01. Any registration under this
Section 9.01 must be for an underwritten public offering to be managed by an underwriter or underwriters of recognized national standing reasonably satisfactory to the Requisite Stockholders making the request for such registration. If the Stockholders making a request for registration under this
Section 9.01 shall withdraw their request before the registration statement pursuant to their request becomes effective, the request shall nevertheless be counted as a registration pursuant to this Section 9.01; provided that such Stockholders may withdraw such request if the audited financial statements of the Company materially and adversely differ from the information known to such Stockholders at the time of their request, in which event such request shall not count as a registration pursuant to this Section 9.01 for the purpose of the first sentence of this Section 9.01(c).

        9.02     Registrations on Forms S-2 and S-3.

        (a) If (i) a Stockholder or any Designated Transferee of such Stockholder (each, a "Short-Form Registrant") requests (specifying that such request is being made pursuant to this Section 9.02) that the Company file a registration statement on Form S-2 or S-3 (or any successor form to such respective Forms regardless of designation) for a public offering of Registrable Securities and (ii) the Company is a registrant entitled to use Form S-2 or S-3 (or any successor form to such respective Forms regardless of designation) to register such Registrable Securities, then the Company shall use its best efforts to cause such shares to be registered on the applicable Form (or any successor).

        (b) The Company shall pay, and shall reimburse (i) each Stockholder and (ii) each other Short-Form Registrant whose Equity Holdings exceed 5% for paying, any expenses incurred in connection with a registration requested pursuant to this Section 9.02, including, without limitation, all registration, qualification, printing and accounting fees and all fees and disbursements of counsel for the Stockholders and such Short-Form Registrants requesting such registration and counsel for the Company, except that such Persons shall pay all underwriting discounts and commissions applicable to its Registrable Securities included in such registration unless the Company pays any such discount or commissions applicable to securities included in such registration for any other stockholder of the Company.

        9.03     Company Registration.

        (a) If, at any time, the Company proposes to register any of its securities under the Securities Act in connection with the public offering of such securities solely for cash the Company shall, each such time, promptly give each Stockholder notice of such determination. Upon the request of any Stockholder given within 15 days after mailing of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the Securities Act the Registrable Securities held by such Stockholder requested to be registered in such request.

        (b) The Company shall pay, and shall reimburse each Stockholder for paying, any expenses incurred in connection with a registration requested pursuant to this Section 9.03, including, without limitation, all registration, qualification, printing and accounting fees and all fees and disbursements of counsel for such Stockholders and counsel for the Company, except that such Stockholders shall pay all underwriting discounts and commissions applicable to its Registrable Securities included in such registration unless the Company pays any such discount or commissions applicable to securities included in such registration for any other stockholder of the Company.

        9.04     Obligations of the Company.  Whenever required under this
Section 9 to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

        (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for at least 30 days; provided that (i) in connection with any proposed registration intended to permit an offering of any securities from time to time ( i.e., a so-called "Shelf Registration"), the Company shall be obligated to cause any such registration to remain effective for at least 90 days and (ii) upon request of any Stockholder, the Company shall cause any registration statement filed pursuant to this Section 9.04(a) to remain effective beyond the minimum 30-day or 90-day period, as the case may be, and such Stockholder shall bear any expenses incurred by the Company in maintaining the effectiveness of such registration beyond such minimum period;

        (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

        (c) furnish to each selling Stockholder and deliver as directed by such selling Stockholder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling Stockholder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such selling Stockholder; and

        (d)      register and qualify the Registrable Securities of     each
    selling Stockholder covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by such selling Stockholder for the distribution of the Registrable Securities covered by the registration statements to be sold by such selling Stockholder; provided that (i) the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions and (ii) anything in this Agreement to the contrary notwithstanding with respect to the payment of expenses, if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling Stockholders, then such expenses shall be payable by all selling Stockholders pro rata, to the extent required by such jurisdiction.

        9.05 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 9 that the selling Stockholders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities, as the Company shall reasonably request or as shall be reasonably required in connection with the action to be taken by the Company.

        9.06     Underwriting Requirements.

        (a) The Company shall not be required under Section 9 hereof to include any of the Registrable Securities of any Stockholder electing to participate in any underwriting unless such Stockholder accepts the terms of the underwriting as agreed upon by the underwriter or underwriters selected as provided herein.

        (b) If the total amount of securities that all selling Stockholders request to be included in an offering pursuant to Section 9.03 hereof exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Company shall only be required to include in the offering so many of the securities of the selling Stockholders as the underwriters reasonably believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Stockholders according to the total amount of Registrable Securities held by said selling Stockholders).

        9.07 Delay of Registration. No Stockholder shall take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 9.

        9.08 Indemnification. Subject to Section 9.06 hereof, if any Registrable Securities are included in a registration statement filed with the SEC pursuant to this Section 9:

        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Stockholder requesting or joining in a registration and each of its directors, officers and controlling persons and each underwriter within the meaning of the Securities Act or the Exchange Act (each, an "indemnified person") against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, any other statute, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statements of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated
therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such indemnified person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement contained in this Section 9.08(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed) nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or expense to the extent that they arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished for use in connection with such registration by any such indemnified person.

        (b) To the extent permitted by law, each Stockholder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities joint or several, to which the Company or any such director, officer or controlling person may become subject. under the Securities Act, the Exchange Act, any other statute, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in connection with such registration; and each such Stockholder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement contained in this
Section 9.08(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld or delayed).

        (c)      Promptly after receipt by an indemnified party under this
Section 9.08 of notice of the commencement of any action or the threat of such action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement or threat thereof and (unless the interest of the indemnifying party conflicts with that of the indemnified party) the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the investigation or defense thereof with counsel mutually satisfactory to the parties, at which time the indemnifying party will no longer be obligated to pay any expenses incurred by such indemnified party.

        9.09 Reports Under Securities Laws. With a view to making available to the Stockholders the benefits of Rule 144, the Company shall:

        (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act (at any time after it has become subject to such reporting requirements); and

        (b) furnish to any Stockholder so long as such Stockholder owns any of the Registrable Securities upon request a written statement by the Company that it has complied with the reporting requirements of the Securities Act or the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any Stockholder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

        9.10 Certain Limitations in Connection with Future Grants of Registration Rights. From and after the Effective Date of this Agreement, the Company shall not enter into any agreement for the infusion of capital into the Company with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights with respect to such securities unless such registration rights, if more favorable than those granted herein, are extended to the Stockholders under this Agreement.

        9.11     Market Stand-Off Agreement.

        (a) The Stockholders agree that they will not, to the extent requested by the Company, effect any public sale or distribution of any securities of the Company during the period commencing seven days prior to and ending 180 days following the effective date of any registration statement of the Company (except as part of such registration) if, in the reasonable opinion of the managing underwriter for such offering, such public sale or distribution by the Stockholders is likely to materially and adversely affect the marketing of the registered securities.

        (b) The Company agrees not to effect any public sale or distribution of its securities during the period commencing seven days prior to and ending 180 days following the effective date of any registration statement of the Company (except as part of such registration) if, in the reasonable opinion of the managing underwriter for such offering, such public sale or distribution by the Company is likely to materially and adversely affect the marketing of the registered securities.

        Section 10.  MISCELLANEOUS.

        10.1 Termination. This Agreement shall terminate: (a) upon the consent of each of the parties hereto; (b) upon the sale of all or substantially all of the assets of the Company and the distribution of the proceeds thereof to the stockholders at such time (to the extent otherwise permitted by this Agreement); (c) as to any share of Common Stock, when such share is Transferred other than to a Designated Transferee; (d) as to any Stockholder, when such Stockholder shall cease to hold any Common Stock (or any legal or beneficial interest therein) other than by reason of a breach of this Agreement; or (e) on February 28, 2004; provided that the obligations of the Company under (i) Section 9.08 hereof, and (ii) Sections 9.01(b), 9.02(b) and 9.03(b) hereof (to the extent said Sections relate to the obligation of the Company to pay expenses of the Stockholders in respect of the period prior to any such termination) shall survive; and provided further that the provisions of Section 10.04 (and the elections and consents contained therein) shall survive.

        10.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE.

        10.3 Successors, Assigns and Transferees. Except as herein specifically provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the Company and the Stockholders and their respective successors, assigns and transferees.

        Prior to Transferring any Common Stock or any interest (legal or beneficial) therein to a Designated Transferee, the Stockholder making the Transfer shall take all necessary steps to assure that the proposed transferee, prior to such Transfer, if not already a party to this Agreement, agrees, by the execution of a Joinder Agreement substantially in the form of Exhibit E hereto and for the benefit of the Company and the Stockholders, to be bound by the terms of this Agreement to the same extent and in the same manner as the transferor of such shares or interest, whereupon such transferee shall become a "Stockholder" hereunder. Any purported transfer in violation of this paragraph shall be null and void and of no effect.

        If any Stockholder who is a Designated Transferee at the time of any Transfer of any shares of Common Stock, or any legal or beneficial interest therein, to such Stockholder shall at any time following such Transfer cease to be a Person described in the definition of "Designated Transferee" in Section
1.01 hereof or shall cease to own any Common Stock, then such Stockholder shall cease to be a party to this Agreement.

        10.4 Automatic Conversion. The Management Investor and his Designated Transferees hereby irrevocably elect and irrevocably consent to the automatic conversion, pursuant to Article Fourth, Section 8(ii) of the Company's Restated Certificate of Incorporation, of all shares of Class B Common Stock held by the Management Investor and his Designated Transferees upon the death or permanent disability (as defined in the Restated Certificate of Incorporation) of the Management Investor or, if earlier, at the time the Management Investor voluntarily ceases to be employed as the Chairman of the Board of Directors of the Company. The Management Investor may not transfer any shares of Class B Stock to any Designated Transferee unless such Designated Transferee agrees to be bound by this Section 10.04 and irrevocably consents to such automatic conversion provided for herein. The election and consent by the Management Investor and his Designated Transferees as provided for herein shall be irrevocably, and the provisions of this Section 10.04 (and the election and consent provided for herein) shall survive any termination of this Agreement.

        10.5 Legend. Each party hereto agrees that all certificates representing all shares of capital stock of the Company which at any time are subject to any of the provisions of this Agreement shall have endorsed upon them, a legend, substantially as follows:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE BLUE SKY LAW OR REGULATION (THE "STATE ACT"). THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE ACT AND UNDER ANY APPLICABLE STATE ACT OR UNLESS COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY HAS GIVEN AN OPINION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS THE COMPANY RECEIVES SUCH OTHER EVIDENCE

                 REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH
                 REGISTRATION IS NOT REQUIRED. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER THE TERMS OF THAT CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT ENTERED INTO BY THE COMPANY AND CERTAIN STOCKHOLDERS, A COPY OF WHICH IS ON FILE AND MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE COMPANY BY ANY PERSON WHO CAN DEMONSTRATE AN INTEREST THEREIN TO THE SATISFACTION
                 OF OFFICERS OF THE COMPANY. ANY TRANSFER OF SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH AGREEMENT IS VOID.

        10.6 Opinion of Counsel; Conditions of Transfer. No Transfer of any of the capital stock of the Company subject to this Agreement may be made unless and until (a) the same have been registered under applicable federal, state and foreign securities laws or (b) the Company has received the opinion of counsel, or such other assurances, reasonably satisfactory to the Company that such capital stock may be Transferred without registration under, or pursuant to an exemption from, such securities laws and any conditions contained in such opinion, or such other assurances, have been complied with. The Company shall not transfer upon its books any shares of Common Stock held or owned by any of the Stockholders to any Person except in accordance with this Agreement.

        10.7 No Waiver; Remedies Cumulative; Specific Performance. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. Each Stockholder and the Company acknowledges and agrees that in the event of a breach of any provision of this Agreement, (a) damages may not be capable of ready determination, (b) the non-breaching Stockholders and the Company will be irreparably harmed and (c) the remedy at law for such breach would be inadequate. Accordingly, in any suit to enforce the provisions of this Agreement, equitable remedies, including, without limitation, specific performance, shall be available (it being agreed that the availability of such remedies shall not be construed to limit any right or remedy of the Company or any Stockholder to enforce this Agreement in law or in equity).

        10.8 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        10.9 Survival of Representations and Warranties. The representations and warranties of each party hereto which are contained herein or in any certificate or other document delivered pursuant hereto shall survive the execution of this Agreement.

        10.10 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (which may be telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such





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


other address as shall be designated from time to time by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

        10.11 Severability. If any provisions hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction such provisions shall, as to such jurisdiction, be ineffective as to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof and thereof in any jurisdiction.

        10.12 Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

        10.13 Amendments. This Agreement may not be amended except by a writing signed by each of the Stockholders.

        10.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute by signing any such counterpart.

        10.15 Captions. The table of contents and the captions in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

        10.16    Jurisdiction; Service of Process; Waiver of Jury Trial; etc.

        EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF DELAWARE, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS, AND EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION WHICH ANY OF THEM MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF AND ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO THE ADDRESS SPECIFIED BELOW ITS NAME OR TO ITS AGENT REFERRED TO BELOW AT SUCH AGENT'S ADDRESS SET FORTH BELOW AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO SUCH PARTY'S OR SUCH PARTY'S AGENT'S ADDRESS, AS THE CASE MAY BE, IN ACCORDANCE HEREWITH. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WITH AN OFFICE ON THE DATE HEREOF AT 1209 ORANGE STREET, WILMINGTON, DELAWARE, AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF ANY PROCESS WITHIN THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        ROUGE STEEL COMPANY


                                        By: Carl L. Valdiserri
                                           ----------------------
                                           Title: Chairman

                                        Address for Notices:
                                        3001 Miller Road
                                        Dearborn, Michigan  48121

                                        Telecopy No.:  (313) 323-2270
                                        Telephone No.:  (313) 323-1540

                                        Attn.:  Chairman

                                        With copies to:

                                        Samuel M. Feder
                                        Rogers & Wells
                                        200 Park Avenue
                                        New York, New York  10166

                                        Michael A. Weiss
                                        Doepken Keevican & Weiss
                                        Professional Corporation
                                        37th Floor, USX Tower
                                        600 Grant Street
                                        Pittsburgh, PA  15219


                                        By: Carl L. Valdiserri
                                           ---------------------
                                           Carl L. Valdiserri

                                        Address for Notices:

                                        Telecopy No.:
                                        Telephone No.:

                                        With a copy to:

                                        George J. Anetakis, Esquire
                                        Frankovitch & Anetakis
                                        337 Penco Road
                                        Weirton, West Virginia  26062

                                        WORTHINGTON INDUSTRIES,
                                         INCORPORATED


                                        By: D. H. Malenick
                                           --------------------------
                                           Title:
                                           President

                                        Address for Notices:
                                        1205 Dearborn Drive
                                        Columbus, Ohio  43085

                                        Telecopy No.:   (614) 840-3706
                                        Telephone No.:  (614) 438-3210
                                        Attn.: General Counsel

                                        With a copy to:

                                        Philip C. Johnston, Esquire
                                        Vorys, Sater, Seymour and Pease
                                        52 East Gay Street
                                        P.O. Box 1008
                                        Columbus, Ohio  43216

                                        Telecopy No.:  (614) 464-6350
                                        Telephone No.:  (614) 464-6210





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